SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):      August 2, 1999

                             PINNACLE SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   California                        0-24784                     94-3003809
--------------------------------------------------------------------------------
(State or other              (Commission File Number)          (IRS Employer
 jurisdiction of                                             Identification No.)
incorporation or
  organization)

            280 North Bernardo Ave., Mountain View, California 94043
--------------------------------------------------------------------------------
   (Address of principal executive offices of Registrant, including zip code)


                                 (650) 237-1600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on August 13, 1999 (the "Form 8-K"):

Item 7.  Financial Statements and Exhibits.

a.       Financial Statements of Business Acquired.

       Based on the materiality of this acquisition to Pinnacle Systems, Inc. (the "Company"), Rule 3-05(b)(2)(ii) of Regulation S-X requires the
       Company to furnish full audited financial statements for the acquired business as specified in Rule 3-01 and Rule 3-02. However, due to the de minimus nature of the operations of the Video Server Business in proportion to the Hewlett-Packard Company as a whole, separate financial statements have never been prepared for the acquired business in accordance with Generally Accepted Accounting Principles.

       Based on the circumstances described above, the following audited and unaudited financial statements are hereby included in this Form 8-K/A. The Company believes the provision of these financial statements to be in compliance with the requirements of Rule 3-05 of Regulation S-X as the most appropriate presentation under the circumstances (note that none of the conditions specified in S-X Rule 1-02(w) exceed 40%):

o Audited Statement of Tangible Assets Sold and Liabilities Assumed as of July 31, 1999.

o Audited Statement of Revenues and Direct Expenses of the Business for the fiscal year ended October 31, 1998.

o Unaudited Statement of Revenues and Direct Expenses of the Business for the fiscal nine-month periods ended July 31, 1999 and 1998.

                             Hewlett-Packard Company
                         Broadcast Video Server Business
 Statements of Tangible Assets Sold and Liabilities Assumed as of July 31, 1999, and of Revenues and Direct Expenses for the year ended October 31, 1998

                        Report of Independent Accountants


To the Board of Directors
Hewlett-Packard Company


We have audited the accompanying statement of tangible assets sold and liabilities assumed of the Hewlett-Packard Company ("HP") Broadcast Video Server Business (the "Business") as of July 31, 1999, and the related statement of revenues and direct expenses for the year ended October 31, 1998. These statements are the responsibility of HP's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in these statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements were prepared for inclusion in the Securities and Exchange Commission Current Report on Form 8-K of Pinnacle Systems, Inc. as described in Note 2 and are not intended to be a complete presentation of the Business' financial position and results of operation.

In our opinion the statements referred to above present fairly, in all material respects, the tangible assets sold and liabilities assumed as described in Note 2 as of July 31, 1999, and the revenues and direct expenses as described in Note 2 for the year ended October 31, 1998, of the Business in conformity with generally accepted accounting principles.



/s/ PricewaterhouseCoopers LLP

San Jose, California
September 28, 1999

Hewlett-Packard Company Broadcast Video Server Business
Statement of Tangible Assets Sold and Liabilities Assumed (in thousands)


                                                                        July 31,
                                                                          1999
                                                                        --------
Tangible assets sold:
     Finished goods inventory                                           $ 3,683
                                                                        --------
     Machinery and equipment                                              2,538

     Less: Accumulated depreciation                                      (2,339)
                                                                        --------
                                                                            199
                                                                        --------
          Total tangible assets sold                                    $ 3,882
                                                                        ========
Liabilities assumed:
     Accrued warranties                                                 $ 1,434
                                                                        --------
          Total liabilities assumed                                     $ 1,434
                                                                        ========





See accompanying Notes to the Statements of Tangible Assets Sold and Liabilities Assumed and of Revenues and Direct Expenses

Hewlett-Packard  Company  Broadcast Video Server Business
Statement of Revenues and Direct Expenses (in thousands)

                                            For the Nine
                                            Months Ended         For the Year
                                              July 31,               Ended
                                         ------------------       October 31,
                                         1999          1998          1998
                                         ----          ----          ----
                                             (unaudited)

Net revenues                           $ 18,085      $ 23,213      $ 33,672
Cost of goods sold                        9,196        11,204        16,708
                                       --------      --------      --------
                                          8,889        12,009        16,964
Direct expenses:
     Research and development             4,346         5,588         7,310
     Selling, general and
        administrative                   11,876        11,264        16,001
                                       --------      --------      --------
Deficiency of revenues over
   direct expenses                     $ (7,333)     $ (4,843)     $ (6,347)
                                       ========      ========      ========




See accompanying Notes to the Statements of Tangible Assets Sold and Liabilities Assumed and of Revenues and Direct Expenses

Hewlett-Packard Company Broadcast Video Server Business
Notes to Statement of Tangible Assets Sold and Liabilities Assumed and Statement of Revenues and Direct Expenses (in thousands)

1.     Description of Business

       The   Broadcast   Video  Server   Business   (the   "Business")   of  the
       Hewlett-Packard Company ("HP"), is engaged in the design, manufacture and marketing of video broadcast servers for use in the broadcast market.


2.     Basis of Presentation

       On August 2, 1999, HP sold to Pinnacle Systems, Inc. ("Pinnacle" or the "Company") certain tangible assets and the buyer assumed certain liabilities of the Business in accordance with the Asset Purchase Agreement between HP and Pinnacle dated June 30, 1999 (the "Purchase Agreement").

       The accompanying statements of tangible assets sold and liabilities assumed as of July 31, 1999 and of revenues and direct expenses for the nine months ended July 31, 1999 and 1998 (unaudited) and the year ended October 31, 1998, have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Pinnacle.

       The statement of tangible assets sold and liabilities assumed includes the amounts of certain tangible assets and liabilities of the Business at July 31, 1999. Tangible assets sold include finished goods inventories and property, plant and equipment as specifically identified in the Purchase Agreement. The property, plant and equipment include equipment for research and development, manufacturing and testing of broadcast servers. Liabilities assumed include the Business' warranty obligations, as specifically identified in the Purchase Agreement.

       The statement of revenues and direct expenses includes direct expenses of the Business for research and design, manufacturing, marketing, distribution, and administration as well as allocations of costs incurred by HP primarily for selling, administration and management services that are directly attributed to the operations of the Business. Corporate overhead, interest expense and income tax incurred by HP have been excluded from the statement of revenues and direct expenses. These statements do not purport to represent all the costs and expenses associated with a stand-alone separate company, or the costs which may be incurred by an unaffiliated company to achieve similar results. Complete financial statements, including historical balance sheets, were not prepared as HP did not maintain the Business as a separate business unit and has not segregated indirect operating cost information or certain assets and liabilities in the Business' accounting records.

Hewlett-Packard Company Broadcast Video Server Business
Notes to Statement of Tangible Assets Sold and Liabilities Assumed and Statement of Revenues and Direct Expenses (in thousands)

       The statement of revenues and direct expenses for the nine months ended July 31, 1999 and 1998 are unaudited; however, in the opinion of HP and the Business' management, these statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of these statements.

3.     Summary of Significant Policies

       Use of estimates
       The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Business' financial statements and accompanying notes. Actual results could differ from those estimates.

       Revenue recognition
       Revenue is recognized upon shipment, except for non-standard sales contracts where revenues is recognized upon customer acceptance. A provision for estimated future warranty costs is recorded at the time revenue is recognized.

       Revenue from non-standard sales contracts with significant customization and integration services to meet specific customer needs is recognized using the percentage of completion method. Progress towards completion is measured upon the achievement of certain project installation and acceptance milestones, which approximate the portion of actual costs incurred.

       The Business sells broadcast video server products to domestic and international broadcast video communication customers. The following table is a summary of sales by major geographic region (percentage of total revenues):


                                            For the Nine
                                            Months Ended         For the Year
                                              July 31,               Ended
                                         ------------------       October 31,
                                         1999          1998          1998
                                         ----          ----          ----
                                             (unaudited)

United States                             81%           65%           56%
United Kingdom                            --             7%           13%
Other international                       19%           28%           31%
                                       -------       -------       -------
     Total                               100%          100%          100%
                                       =======       =======       =======

       No single customer represented greater than 10% of total revenues during the nine months ended July 31, 1998 (unaudited) and the year ended October 31, 1998. One customer represented 39% (unaudited) of total revenues during the nine months ended July 31, 1999.

Hewlett-Packard Company Broadcast Video Server Business
Notes to Statement of Tangible Assets Sold and Liabilities Assumed and Statement of Revenues and Direct Expenses (in thousands)

       Inventories
       Inventories are valued at standard cost which approximates actual cost computed on a first-in, first-out basis, not in excess of market values.

       Property, plant and equipment
       Property, plant and equipment are stated at cost. Additions, improvements and major renewals are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation is provided using accelerated methods, principally over 10 to 18 years for buildings and improvements and 3 to 10 years for machinery and equipment. Depreciation expense amounted to $159 (unaudited), $372 (unaudited) and $486 during the nine months ended July 31, 1999 and 1998 and the year ended October 31, 1998, respectively.

       Research and development
       Research and development costs are expensed as incurred.

       Company Allocations
       Allocated costs directly related to the operations of the Business primarily include trade discounts, field selling costs and certain management and administrative costs. Such costs are allocated on a basis considered reasonable by management as discussed below.

       Trade discounts
       Trade discounts of $88 (unaudited), $152 (unaudited), and $225 were allocated to the Business during the nine months ended July 31, 1999 and 1998 and the year ended October 31, 1998, respectively. These represent cash discounts that offset direct revenues earned by the Business and are allocated based on a percentage of gross shipments applicable to a geographic region.

       Field selling costs
       Field selling costs of $4,885 (unaudited), $5,102 (unaudited), $7,542 were allocated to the Business during the nine months ended July 31, 1999 and 1998 and the year ended October 31, 1998, respectively. These costs include salaries and benefits, travel, facilities and other expenses associated with HP's sales force and other international trading expenses. These field selling costs are allocated based on a channel model applicable to a geographic region.

       Administrative and management costs
       Administrative and management costs of $435 (unaudited), $476 (unaudited) and $749 were allocated to the Business during the nine months ended July 31, 1999 and 1998 and the year ended October 31, 1998, respectively. These costs include certain marketing management and administrative services and are allocated based on relative usage or, as in personnel related costs, on headcount.

4.     Commitments

       In April 1998, the Business entered into a contract to develop, install and support a video server subsystem for a total contract price of $8,583 (unaudited). The Business recognized $3,635 (unaudited) of revenue during the nine months ended July 31, 1999, which represents the estimated percent complete of the project. No revenue had been recognized in prior periods.

b.       Pro Forma Financial Information.

         The following unaudited pro forma combined condensed balance sheet gives effect to the acquisition by Pinnacle Systems, Inc. ("Pinnacle" or the "Company") of certain tangible assets and assumption of certain liabilities of the Video Communications Division ("the Business") from the Hewlett-Packard Company ("HP") in a business combination accounted for by the purchase method. The unaudited pro-forma combined condensed balance sheet is based on the audited consolidated balance sheet of
         Pinnacle as of June 30, 1999 and gives effect to the business combination as if it had occurred on June 30, 1999. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Final amounts could differ from those set forth below. The unaudited pro forma condensed balance sheet is not intended to be a projection of future financial condition.

         Article 11 of Regulation S-X requires the preparation of a pro-forma condensed statement of operations. Pro-forma statements are intended to represent a modification of historical financial statements as though a current event occurred at an earlier date. Separate, historical statements of operations of the Business were never prepared by HP due to the de minimus nature of the Business in proportion to HP as a whole. Thus, in order to prepare historical pro-forma information, it would be necessary for Pinnacle to make assumptions based on forward-looking estimates. For the purposes of this document, disclosure of such pro-forma condensed statements of operations could be misleading and therefore have been omitted.

         The unaudited pro forma condensed balance sheet should be read in conjunction with the consolidated financial statements of Pinnacle Systems, Inc. appearing in Pinnacle's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 as filed with the Securities and Exchange Commission, and the financial data of the Business appearing elsewhere in this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
JUNE 30, 1999
-----------------------------------------------------------------------------------------------------------------------
                                                        Historical        Historical       Pro-Forma
(In thousands)                                           Pinnacle          Business       Adjustments      Pro-Forma
---------------------------------------------------------------------    --------------  --------------  --------------
Current assets:
      Cash and cash equivalents                             $ 48,654                         $ (12,597)       $ 36,057
      Marketable securities                                   31,058                                            31,058
      Accounts receivable, net                                35,449                             4,344          39,793
      Inventories                                             22,221             3,683          (3,483)         22,421
      Other                                                   13,153                                            13,153
                                                       --------------    --------------  --------------  --------------
                Total current assets                         150,535             3,683         (11,736)        142,482

Marketable securities                                          9,266                                             9,266
Property and equipment, net                                   10,809               199                          11,008
Goodwill and other intangibles                                25,503                            31,150          56,653
Other assets                                                     356                                               356
                                                       --------------    --------------  --------------  --------------
                                                           $ 196,469           $ 3,882         $19,414       $ 219,765
                                                       ==============    ==============  ==============  ==============

Liabilities and Shareholders' Equity

Current liabilities:
      Accounts payable and accrued expenses                 $ 30,210             1,434           2,730        $ 34,374

Shareholders' equity:
      Common stock                                           169,078                            21,132         190,210
      Accumulated deficit                                       (389)                -          (2,000)         (2,389)
      Accumulated other comprehensive loss                    (2,430)                                           (2,430)
                                                       --------------    --------------  --------------  --------------
                Total shareholders' equity                   166,259                 -          19,132         185,391
                                                       --------------    --------------  --------------  --------------
                                                           $ 196,469           $ 1,434         $21,862       $ 219,765
                                                       ==============    ==============  ==============  ==============

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

Note 1. Basis of Presentation

On August 2, 1999, Pinnacle completed the purchase of certain tangible assets and the assumption of certain liabilities of the Video Communications Division of the Hewlett-Packard Company ("HP"), pursuant to an Asset Purchase Agreement dated June 30, 1999 (the "Agreement"). Under the terms of the Agreement, Pinnacle acquired substantially all of the assets of HP's Video Communications Division, including key technologies and intellectual property, the Media Stream family of products and selected additional assets, as well as most managers and employees. The Company paid approximately $12.6 million in cash and issued 773,172 shares of Pinnacle's common stock valued at approximately $20.6 million. The Company also incurred approximately $500,000 in transaction costs for a total purchase price of $33.7 million. Pursuant to a stock restriction and registration rights agreement entered into by the parties, Pinnacle filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to one-half of the Pinnacle Shares issued to HP. HP has agreed to certain restrictions with respect to the disposition of the remainder of such shares.

Note 2. Pro Forma Adjustments

(a) Under purchase accounting, the total purchase price will be allocated to the Company's assets and liabilities based on their relative fair values.
Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to assets purchased are as follows (in thousands):

          Common stock issued                              $ 20,632
          Cash paid                                          12,597
          Transaction costs                                     500
                                                           --------
             Total purchase price                          $ 33,729
                                                           ========


          Accounts receivable                              $  4,344
          Other assets                                          400
          Goodwill                                           14,000
          Other intangibles                                  17,150
          In-process research and development                 2,000
          Assumed liabilities                                (4,165)
                                                           --------
             Net assets acquired                           $ 33,729
                                                           ========

Accounts receivable are valued at net realizable value of amounts to be received less an allowance for uncollectibility. The balance is derived from product shipments made by HP prior to the completion of the acquisition. Based on HP's revenue recognition policies, revenue from said shipments had not been recognized as of the closing date of the acquisition and therefore HP had maintained an inventory asset as of July 31, 1999. Subsequent to the completion of the acquisition, Pinnacle valued the purchased assets related to these shipments as accounts receivable without recognizing the related revenue.

(b) The Company will record a charge of approximately $2,000,000 for the fair value of acquired in process research and development related to the net assets acquired. This charge is included in the pro-forma adjustments and will be reflected in the Company's statement of operations for the quarter ended September 30, 1999.

(c) Other intangibles include mostly core/developed technology, licensing and manufacturing agreements, acquired customer base, patents, trademarks and assembled workforce. Goodwill represents the amount by which the cost of acquired net assets exceeds the fair value of the net assets on the date of purchase. Goodwill and other intangibles will be amortized using the straight-line method over a period of three to five years.

Allocations are preliminary and subject to further review. Subsequent changes to the purchase price allocation, if any, will be recorded as adjustments to goodwill.

c.    Exhibits.

      2.1* Asset Purchase Agreement dated June 30, 1999 by and between Pinnacle Systems, Inc. and Hewlett-Packard Company.

      23.1  Consent of Independent Accountants

      99.1* Press Release

-------------------
* Previously filed.

         Pursuant to Item  601(b)(2) of  Regulation  S-K,  the  schedules to the
Asset  Purchase   Agreement  have  been  omitted.   The  Registrant   agrees  to
supplementally furnish such schedules upon request of the Commission.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PINNACLE SYSTEMS, INC.



Dated:  October 15, 1999                By:  /S/ ARTHUR D. CHADWICK
                                             -----------------------------------
                                             Arthur D. Chadwick, Vice President
                                             Finance and Administration
                                             and Chief Financial Officer